         AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 11, 1997
                                        Registration No. 333-

--------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

--------------------------------------------------------------------------------

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

--------------------------------------------------------------------------------

                               20TH CENTURY INDUSTRIES
                (Exact name of registrant as specified in its charter)

--------------------------------------------------------------------------------

                 CALIFORNIA                               95-1935264
       (State or other jurisdiction of                 (I.R.S. employer
        incorporation of organization)                identification no.)

            6301 Owensmouth Avenue
         Woodland Hills, California
   (Address of principal executive offices)

                  20TH CENTURY INDUSTRIES SAVINGS AND SECURITY PLAN
                               (Full title of the Plan)

                                 William L. Mellick
                        President and Chief Executive Officer
                               20th Century Industries
                                6301 Owensmouth Avenue
                           Woodland Hills, California 91367
                       (Name and address of agent for service)

                                    (818) 704-3700
            (Telephone number, including area code, of agent for service)

                           CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     Proposed      Proposed
   Title of                           maximum       maximum
  securities         Amount          offering      aggregate      Amount of
    to be            to be             price        offering     registration
  registered       registered        per share       price           fee
--------------------------------------------------------------------------------

Common Stock       260,000(1)        $21.75(2)    $5,655,000(2)    $1,713.64
--------------------------------------------------------------------------------
Interests in
20th Century
Industries
Savings and
Security Plan         (3)               (3)           (3)             (3)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(1) Based on 20th Century Industries estimate of the number of shares that will be purchased pursuant to the 20th Century Industries Savings and Security Plan (the "Plan"). Pursuant to Rule 416(c) there is also being registered such number of additional shares of Common Stock of 20th Century Industries (the "Company) that may become available for purchase under the Plan in the event of certain changes in the outstanding shares of Common Stock of the Company, including among other things, reorganizations, mergers, recapitalizations, restructurings, stock dividends, stock splits, reverse stock splits and reclassifications.

(2) Estimated in accordance with Rule 457(h) and Rule 457(c) solely for the purposes of calculating the registration fee and based on the average of the high and low prices of the Common Stock of the Company on the New York Stock Exchange on July 10, 1997.

(3) An indeterminate amount of interests in the Plan is being registered pursuant to Rule 416(c) under the securities Act of 1933, as amended. In accordance with Rule 457(b)(2) no separate fee calculation is made for Plan interests.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


    This Registration Statement is being filed for the purpose of registering additional shares of common stock, no par value per share, of 20th Century Industries, a California corporation, for purchase under the 20th Century Industries Savings and Security Plan.

    Pursuant to General Instruction E of Form S-8, the Registrant hereby incorporates by reference the contents (including the Exhibits other than Exhibit 24.0, "Consent of Independent Accountants") of the Form S-8 filed by the Registrant on June 23, 1993, File No. 33-64966, and the Form S-8 filed by the Registrant on June 13, 1994, File No. 33-64966, except as to Item 3 of each of said Registration Statements.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents of 20th Century Industries, a California corporation, (the "Company") previously filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in the Registration Statement:

    (i) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

    (ii) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;

    (iii) The Annual Report on Form 11-K for the plan year ended December 31, 1996 for the 20th Century Industries Savings and Security Plan; and

    (iv) The description of the Company's Common Stock, no par value, set forth under the heading "Description of Registrant's Securities to be Registered" in the Company's Registration Statement on Form 8-A, dated July 22, 1991, together with any amendment or report filed with the Commission for the purposes of updating such description.

    All documents subsequently filed by the company or the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodland Hills, State of California on this 11th day of July, 1997

                                  20TH CENTURY INDUSTRIES


                                  By: /s/ WILLIAM L. MELLICK
                                     ----------------------------------------
                                        William L. Mellick
                                        President and Chief Executive Officer
                                        (Principal Executive Officer)



                                  POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints William
L. Mellick, Robert B. Tschudy and John R. Bollington his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                         Title               Date
---------                         -----               ----


/s/ JOHN B. DE NAULT         Chairman of the       May 20, 1997
-------------------------    Board of Directors
John B. De Nault


                             Director              May 20, 1997
-------------------------
William H. Braddock


/s/ STANLEY M. BURKE         Director              May 20, 1997
-------------------------
Stanley M. Burke

/s/ JOHN B. DE NAULT, III    Director              May 20, 1997
-------------------------
John B. De Nault, III


/s/ R. SCOTT FOSTER, M.D.    Director              May 20, 1997
-------------------------
R. Scott Foster, M.D.


/s/ RACHFORD HARRIS         Director              May 20, 1997
-------------------------
Rachford Harris


                             Director,
                             President and
                             Chief Executive
                             Officer
                             (Principal
/s/ WILLIAM L. MELLICK       Executive Officer)    July 11, 1997
-------------------------
William L. Mellick


/s/ ROBERT M. SANDLER        Director              May 20, 1997
-------------------------
Robert M. Sandler


/s/ GREGORY M. SHEPARD       Director              May 20, 1997
-------------------------
Gregory M. Shepard


/s/ HOWARD I. SMITH          Director              May 20, 1997
-------------------------
Howard I. Smith


/s/ ARTHUR H. VOSS           Director              May 20, 1997
-------------------------
Arthur H. Voss


                             Senior Vice
                             President and
                             Chief Financial
                             Officer (Principal
/s/ ROBERT B. TSCHUDY        Financial Officer)    July 11, 1997
-------------------------
Robert B. Tschudy

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Plan has Duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodland Hills, State of California on this 11th day of July, 1997

                                  20TH CENTURY INDUSTRIES
                                  SAVINGS AND SECURITY PLAN

                                  By: /s/ RICHARD A. ANDREE
                                     ----------------------------------------
                                        Richard A. Andree
                                        Chairman, 20th Century
                                        Industries Administrative Committee


                                  POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints William
L. Mellick, Robert B. Tschudy and John R. Bollington his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                         Title                    Date
---------                         -----                    ----


/s/ RICHARD A. ANDREE        Chairman,                     July 11, 1997
-------------------------    20th Century Industries
Richard A. Andree            Administrative Committee


/s/ JOHN R. BOLLINGTON       Member,                       July 11, 1997
-------------------------    20th Century Industries
John R. Bollington           Administrative Committee

/s/ MARGARET CHANG           Member,                      July 11, 1997
-------------------------    20th Century Industries
Margaret Chang               Administrative Committee


/s/ ROBERT B. TSCHUDY        Member,                      July 11, 1997
-------------------------    20th Century Industries
Robert B. Tschudy            Administrative Committee




                                       EXHIBITS


4.1 20th Century Industries Savings and Security Plan. Incorporated by reference from the Form 10-K filed by the Company for the year ended December 31, 1996.

4.2      Trust Agreement for the Plan.  Filed herewith.

4.3 Recordkeeping and Administrative Services Agreement for the Plan. Filed herewith.

8.0 The Company undertakes to submit the Plan, as amended, to the Internal Revenue Service in a timely manner and to make all changes required by the internal revenue Service in order to maintain the qualified status of the Plan.

24.0     Consent of Independent Auditors.  Filed herewith.

25.0     Power of Attorney (included on Signature Pages).